CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated April 16, 2014, relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Reports to Shareholders of T. Rowe Price Floating Rate Multi-Sector Account Portfolio, T. Rowe Price High Yield Multi-Sector Account Portfolio, T. Rowe Price Investment-Grade Corporate Multi-Sector Account Portfolio, and T. Rowe Price Mortgage-Backed Securities Multi-Sector Account Portfolio (comprising T. Rowe Price Multi-Sector Account Portfolios, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 22, 2014, relating to the financial statements of T. Rowe Price Credit Opportunities Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
June 26, 2014